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                                      Home Equity Loan-Backed Term Notes, GMACM Series 2001-HLTV2
                                                        Payment Date        2/25/2004

Servicing Certificate                                                Group 1                  Group 2
Beginning Pool Balance                                                          57,867,363.78         23,653,431.54
Beginning PFA                                                                            0.00                  0.00
Ending Pool Balance                                                             55,777,782.99         22,699,463.61
Ending PFA Balance                                                                          -                     -
Principal Collections                                                            1,650,451.06            891,973.07
Principal Draws                                                                             -                     -
Net Principal Collections                                                        1,650,451.06            891,973.07
Active Loan Count                                                                       1,522                   520

Interest Collections                                                               671,500.92            264,506.87

Weighted Average Net Loan Rate                                                      14.07000%             14.23000%
Substitution Adjustment Amount                                                           0.00                  0.00

                  Beginning         Ending                                                                       Interest  Security
Term Notes         Balance          Balance        Factor            Principal     Interest        Shortfalls     %         Coupon
Class A-1             54,460,783.94  52,485,020.67     0.4060580      1,975,763.27    251,881.13           0.00 0.277324354  5.550%
Class A-2             21,382,361.38  20,314,575.93     0.3385763      1,067,785.45     98,893.42           0.00 0.107339705  5.550%

Certificates          -                -              -                  -             55,679.22              -          -       -

Beginning Overcollateralization Amount                                           5,677,650.00
Overcollateralization Amount Increase (Decrease)                                        (0.00)
Outstanding Overcollateralization Amount                                         5,677,650.00
Overcollateralization Target                                                     5,677,650.00

Credit Enhancement Draw Amount                                                           0.00
Unreimbursed Prior Draws                                                                 0.00


                                                                                                  Number             Percent
Loan Group 1                                                                          Balance    of Loans          of Balance
Delinquent Loans (30 Days)*                                                      1,281,547.33       34                2.30%
Delinquent Loans (60 Days)*                                                        703,488.84       19                1.26%
Delinquent Loans (90 Days)*                                                        811,344.51       21                1.45%
Delinquent Loans (120 Days)*                                                       568,733.29       17                1.02%
Delinquent Loans (150 Days)*                                                       380,056.51       10                0.68%
Delinquent Loans (180 Days)*                                                                -        0                0.00%
REO                                                                                      0.00        0                0.00%

* Delinquency Figures Include Foreclosures, REO and Bankruptcies

                                                                                                  Number             Percent
Loan Group 2                                                                          Balance    of Loans          of Balance
Delinquent Loans (30 Days)*                                                        582,476.01       12                2.57%
Delinquent Loans (60 Days)*                                                        223,393.19        5                0.98%
Delinquent Loans (90 Days)*                                                        109,866.84        3                0.48%
Delinquent Loans (120 Days)*                                                       373,428.44        9                1.65%
Delinquent Loans (150 Days)*                                                       193,146.17        4                0.85%
Delinquent Loans (180 Days)*                                                                -        0                0.00%
REO                                                                                      0.00        0                0.00%

* Delinquency Figures Include Foreclosures, REO and Bankruptcies

                                                                      Liquidation To-Date
Beginning Loss Amount                                                            7,754,639.69
Current Month Loss Amount                                                          501,124.59
Current Month Principal Recovery                                                    20,940.12
Net Ending Loss Amount                                                           8,234,824.16                  0.10

                                                                     Net Recoveries to Date
Beginning Net Principal Recovery Amount                                            333,766.65
Current Month Net Principal Recovery Amount                                         20,940.12
Ending Net Principal Recovery Amount                                               354,706.77

                                                                          Special Hazard           Fraud           Bankruptcy
Beginning Amount                                                                         0.00              0.00              0.00
Current Month Loss Amount                                                                0.00              0.00              0.00
Ending Amount                                                                               -                 -                 -

Extraordinary Event Losses                                                               0.00
Excess Loss Amounts                                                                      0.00

Capitalized Interest Account
Beginning Balance                                                                        0.00
Withdraw relating to Collection Period                                                   0.00
Interest Earned (Zero, Paid to Funding Account)                                          0.00
Ending CIA Balance Transferred to Seller                                                0.00
Total Ending Capitalized Interest Account Balance as of Payment Date                     0.00
Interest earned for Collection Period                                                    0.00
Interest withdrawn related to prior Collection Period                                    0.00


Prefunding Account
Beginning Balance                                                                        0.00
Additional Purchases during Revolving Period                                             0.00
Excess of Draws over Principal Collections                                               0.00
Ending PreFunding Account Balance to Notes                                              0.00
Total Ending Balance as of Payment Date                                                  0.00
Interest earned for Collection Period                                                    0.00
Interest withdrawn related to prior Collection Period                                    0.00

Cuurent Month Repurchases Units                                                             0
Cuurent Month Repurchases ($)                                                            0.00
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